Exhibit 10.1

2009 Zebra Incentive Plan

(as amended and restated August 12, 2009)

SECTION 1 – PURPOSE

Zebra Technologies Corporation and its subsidiaries (collectively, the “Company”) provides the 2009 Zebra Incentive Plan to focus the attention of Participants on growing the business by rewarding performance for attaining a specific set of financial targets and goals. While Associates have many different roles within the Company, the Company will be successful only if all Associates are focused on achieving common goals, strive individually for functional excellence in their assigned roles, and contribute to organizational excellence as a team. The Plan is established pursuant to the 2006 Zebra Technologies Corporation Incentive Compensation Plan and is subject to the provisions set forth therein.

SECTION 2 – DEFINITIONS

2.1 Definitions: Wherever used herein, the following terms shall have the respective meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. Additional capitalized terms shall have the respective meanings given to them in Exhibit A, under the “Definitions” heading, unless otherwise expressly provided.

(a)	“Annual Financial Performance Goals” shall mean, with respect to any Participant, the sum of the Participant’s Semi-Annual Financial Performance Goals established for each of the Semi-Annual Financial Performance Periods, as may be further described in Exhibit A. As an example (for illustrative purposes only), if the Semi-Annual Financial Performance Goal for the first Semi-Annual Financial Performance Period was $1 million in income from operations and the Semi-Annual Financial Performance Goal for the second Semi-Annual Financial Performance Period was $2 million in income from operations, then the Annual Financial Performance Goal would be $3 million in income from operations.

(b)	“Annual Performance Period” shall mean the full Plan Year.

(c)	“Associate” shall mean an individual classified as an employee by the Company.

(d)	“Base Earnings” shall mean the actual gross base pay paid by the Company to an Associate during the time the Associate is an eligible Participant, during any specified period during the Plan Year. Base Earnings shall exclude payments of all other incentive compensation, commissions, imputed income, and any other non-base pay forms of compensation.

(e)	“Cause” shall (i) with respect to a Participant that is a Section 16 Officer, have the same meaning, if any, ascribed to it in the Section 16 Officer’s employment agreement with the Company, and (ii) with respect to any other Participant or to a Section 16 Officer that does not have an employment agreement with the Company that ascribes a meaning to it, mean a Participant’s failure to follow directives and policies of the Company, the failure to follow the reasonable directives of a superior, willful malfeasance, gross negligence, acts of dishonesty, or conduct injurious to the Company.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Committee” shall mean the Compensation Committee of the Board of Directors of Zebra Technologies Corporation.

(h)	“Financial Performance Goals” shall mean Semi-Annual Financial Performance Goals and Annual Financial Performance Goals.

(i)	“Incentive Award” shall mean the award earned by a Participant based on a comparison of actual results of the Company or applicable business unit against the Financial Performance Goals and Individual Performance Goals established at the beginning of the Semi-Annual Financial Performance Period or Annual Performance Period, as applicable.

(j)	“Individual Performance Goals” shall mean clear, specific, and measurable goals that are aligned with the overall goals of the Company or applicable business unit.

(k)	“Participant” shall mean an Associate of the Company who is in a position that satisfies the defined eligibility criteria for participation in the Plan stated in Sections 3.1 and 3.2.

(l)	“Performance Payout Percentage” shall mean the percentage of the Incentive Award awarded based on the level of goal achievement for a performance period, as set forth in the text of this Plan or in Exhibit A.

(m)	“Plan” shall mean the 2009 Zebra Incentive Plan in the form established and defined herein.

(n)	“Plan Year” shall mean the fiscal year of Zebra Technologies Corporation that extends from January 1, 2009 through December 31, 2009.

(o)	“Section 16 Officers” shall mean any officers of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended.

(p)	“Semi-Annual Financial Performance Goal” shall mean for the first Semi-Annual Financial Performance Period, the budgeted levels of (i) Company Income from Operations, (ii) SPG Income from Operations, or (iii) Revenue, Adjusted EBITDA, and Total Bookings, in each case as further described in Section 4.2 and Exhibit A, and for the second Semi-Annual Financial Performance Period, the levels of (i) Corporate Expense and Unit Income from Operations, (ii) SPG Income from Operations, or (iii) Revenue, Adjusted EBITDA, and Total Bookings, in each case as further described in Section 4.2 and Exhibit A.

(q)	“Semi-Annual Financial Performance Period” shall mean two consecutive fiscal quarters during the fiscal Plan Year; the first and second fiscal quarters of the Plan Year shall comprise the first Semi-Annual Financial Performance Period and the third and fourth fiscal quarters of the Plan Year shall comprise the second Semi-Annual Financial Performance Period.

(r)	“Target Incentive Percentage” shall mean the fixed percentage determined by (i) the Committee for each Participant that is a Section 16 Officer, and (ii) the Vice President, Human Resources for all other Participants.

SECTION 3 – ELIGIBILITY AND PARTICIPATION

3.1 Eligibility: Eligibility for participation in the Plan will be limited to those Associates who, by the nature and scope of their position, regularly and directly make or influence policy or operating decisions which impact the growth, profitability, and earnings results of the Company. For purposes of this Plan, such Associates are limited to the Chief Executive Officer, Vice Presidents, Directors, Managers and Supervisors, by job title, provided that they are assigned a salary grade of E-12 or above; provided, however, that non-U.S. Associates will be eligible for participation in the Plan based upon job title only. Any Associate who is not a Section 16 Officer and who participates in a sales incentive or commission arrangement or any other incentive program shall be excluded from participation in this Plan unless otherwise determined by the Vice President, Human Resources.

3.2 Participation: Participation in the Plan shall be determined annually by the Vice President, Human Resources; provided, however, that participation by Section 16 Officers of the Company shall be determined by the Committee. Associates approved for participation shall be notified of their selection.

3.3 Partial Plan Year Participation: The Vice President, Human Resources may allow an Associate who becomes eligible during the Plan Year, either as a new hire or as a result of an internal promotion, to participate in the Plan; provided, however, participation by Section 16 Officers of the Company shall be determined by the Committee. In either such case, for purposes of calculating any Incentive Award, any such Participant’s Base Earnings for the Annual Performance Period and the applicable Semi-Annual Financial Performance Period shall be pro-rated based on the time during the applicable period that the Associate was an eligible Participant. Newly hired Associates or Associates who first become eligible as a result of an internal promotion must have a hire date or a promotion date prior to November 1, 2009, to be become Participants.

3.4 Changes In Participation Level and/or Organizational Unit: A Participant who changes positions and/or is assigned to a different organizational unit (as defined by their reporting relationship), during the Plan Year, shall have their Incentive Award calculated on a prorated basis using the time eligible in each position to account for changes in the calculation components. However, if such a change occurs on or after November 1, 2009, the Participant’s Incentive Award for time worked from November 1, 2009 through December 31, 2009 will be calculated using the measures of the Participant’s position immediately preceding November 1, 2009.

3.5 Leave of Absence: A Participant on an approved leave of absence, as defined by the Family and Medical Leave Act of 1993, shall be considered eligible for a full Incentive Award payable at the same time as other Participants. A Participant on any other form of approved leave of absence shall have their Incentive Award calculated on a partial year basis, payable pursuant to Section 5. All Participants who are on an approved leave of absence shall be considered employed for purposes of Section 4.1.

3.6 No Right to Participate: Participation by an Associate in the Plan in any period prior to the Plan Year does not provide a right or entitlement to be selected for participation in the Plan Year or any future period.

SECTION 4 – INCENTIVE AWARD DETERMINATION

4.1 Eligibility for Incentive Award: Except as provided in Section 6, in order to be eligible to receive an Incentive Award for any Plan Year, a Participant must be employed continuously as a Participant through the entire Plan Year (or partial Plan Year, in accordance with Section 3.3) and at the time that the Incentive Award is paid.

4.2 Financial Performance Goals:

(a) The Semi-Annual Financial Performance Goals for the Company and its business units for the first Semi-Annual Financial Performance Period and for the second Semi-Annual Financial Performance Period are set forth in Exhibit A. Each Participant’s Semi-Annual Financial Performance Goals for the second Semi-Annual Financial Performance Period shall consist of the same performance measures (e.g., Income from Operations, Revenue) applicable on the last business day of the first Semi-Annual Financial Performance Period with respect to such Participant’s Semi-Annual Financial Performance Goals for the first Semi-Annual Financial Performance Period, except as described in Exhibit A. The Semi-Annual Financial Performance Goal for the first Semi-Annual Financial Performance Period shall consist of the performance goal achievement level required to earn a Performance Payout Percentage of one-hundred percent (100%); and the Semi-Annual Financial Performance Goal for the second Semi-Annual Financial Performance Period shall consist of the performance goal achievement level required to earn a Performance Payout Percentage of thirty-three percent (33%).

(b) The Performance Payout Percentages that will be awarded for the respective Semi-Annual Financial Performance Goals and the Annual Financial Performance Goals at various performance levels are set forth in Exhibit A. The maximum Performance Payout Percentages for the Semi-Annual Financial Performance Goals for the Semi-Annual Financial Performance Period is 100% for each period and the maximum Performance Payout Percentages for the Annual Financial Performance Goals is 200%.

4.3 Individual Performance Goals: All Participants are eligible to receive a portion of their Incentive Award based upon Individual Performance Goals for the Plan Year, which shall be communicated to Participants promptly after such Individual Performance Goals are determined.

(a) The Individual Performance Goals for Section 16 Officers, and the Individual Performance Goal Performance Payout Percentages for achievement against such Individual Performance Goals by Section 16 Officers, shall be determined by the Committee prior to March 31, 2009.

(b) Individual Performance Goals (including minimum, target and maximum performance levels) for all Participants other than Section 16 Officers shall be approved by their respective functional Vice Presidents. The Individual Performance Goal Performance Payout Percentages for all other Participants shall be based upon actual performance levels achieved against their Individual Performance Goals for the Plan Year and shall be determined in accordance with the following scale:

Maximum performance level = Maximum Performance Payout Percentage (200%)

Target performance level = Target Performance Payout Percentage (100%)

Minimum performance level = Minimum Performance Payout Percentage (0%)

Performance Payout Percentages for achievement between these performance levels shall be calculated based on a scale determined by the Vice President, Human Resources (or Committee in the case of Section 16 Officers), and such scale shall be communicated to such Participants promptly after they are determined. In no case shall the Individual Performance Goal Performance Payout Percentage exceed 200%, nor shall any payment be made for achievement that falls below the minimum performance level.

4.4 Incentive Components: All Participants shall have their individual Incentive Award calculated on the basis of two independent incentive components, a “Financial Performance Component” (as measured by achievement of Financial Performance Goals) and an “Individual Performance Component” (as measured by Individual Performance Goals), which shall each be given a weighting percentage such that the total of both percentages equals 100%. These two incentive components will be calculated separately and added together to determine the Participant’s Incentive Award as set forth in Section 4.5. The assignment and weighting of the two incentive components (a) shall be communicated to Participants at the same time as their eligibility notification, (b) with respect to Section 16 Officers shall be determined by the Committee, and (c) with respect to other Participants, shall be determined by the Chief Executive Officer in consultation with the Vice President, Human Resources.

4.5 Incentive Award Calculation:

(a) The Company shall evaluate actual performance results for each of the Semi-Annual Financial Performance Periods against the respective Semi-Annual Financial Performance Period’s Semi-Annual Financial Performance Goals. Each Participant’s Incentive Award with respect to the Participant’s Semi-Annual Financial Performance Goals for both Semi-Annual Financial Performance Periods (the “Combined Semi-Annual Award”) shall be calculated as the Participant’s Financial Performance Component’s weighting percentage multiplied by the sum of (i) the Participant’s Base Earnings during the first Semi-Annual Financial Performance Period, multiplied by the Participant’s Target Incentive Percentage, multiplied by the Participant’s Performance Payout Percentage for the first Semi-Annual Financial Performance Period, plus (ii) the Participant’s Base Earnings during the second Semi-Annual Financial Performance Period, multiplied by the Participant’s Target Incentive Percentage, multiplied by the Participant’s Performance Payout Percentage for the second Semi-Annual Financial Performance Period,

(b) The Company shall also evaluate actual performance results for the Annual Performance Period against the Annual Financial Performance Goals. Each Participant’s Incentive Award with respect to the Participant’s Annual Financial Performance Goals (the “Annual Award”) shall be calculated as the amount, if any, by which (i) the Participant’s Financial Performance Component’s weighting percentage, multiplied by the Participant’s Base Earnings during the Annual Performance Period, multiplied by the Participant’s Target Incentive Percentage, multiplied by the Performance Payout Percentage for the Annual Performance Period, exceeds (ii) the amount of the Combined Semi-Annual Award. In no event shall the Annual Award be a negative number.

(c) Each Participant’s Incentive Award with respect to the Participant’s Individual Performance Goal (the “Individual Award”) shall be calculated as the Participant’s Individual Performance Component’s weighting percentage multiplied by the Participant’s Base Earnings during the Plan Year, multiplied by the Participant’s Target Incentive Percentage, multiplied by the Participant’s Performance Payout Percentage for the Participant’s Individual Performance Goal.

The above computations shall be made using the following formula:

INCENTIVE AWARD =

Financial Performance Component:

1. Combined Semi-Annual Award, which shall equal H times the sum of (A x B x E) plus (A x C x F)

2. Annual Award, which shall equal the amount by which (H x A x D x G) exceeds the Combined Semi-Annual Award

Individual Performance Component: multiply A x D x I x J

Where:

A = Target Incentive Percentage

B = Base Earnings during the first Semi-Annual Financial Performance Period

C = Base Earnings during the second Semi-Annual Financial Performance Period

D = Base Earnings during the Plan Year

E = Performance Payout Percentage for the first Semi-Annual Financial Performance Period

F = Performance Payout Percentage for the second Semi-Annual Financial Performance Period

G = Performance Payout Percentage for Annual Financial Performance Goal

H = Financial Performance Component weighting percentage

I = Performance Payout Percentage for Individual Performance Goal

J = Individual Performance Component weighting percentage

4.6 Illustrative Example: The following example is provided for illustrative purposes. If (a) a Participant’s Target Incentive Percentage was equal to 10%, (b) the Participant’s Base Earnings during the Plan Year were equal to $80,000 ($40,000 during each Semi-Annual Financial Performance Period), (c) the applicable Performance Payout Percentage for the first applicable Semi-Annual Financial Performance Period was equal to 80%, (d) the applicable Performance Payout Percentage for the second applicable Semi-Annual Financial Performance Period was equal to 100%, (e) the applicable Annual Financial Performance Goal Performance Payout Percentage was equal to 100% (f) the applicable Performance Payout Percentage for the Participant’s Individual Performance Goal was equal to 110%, and (g) Financial Performance Component weighting percentage was 60% and Individual Performance Component weighting percentage was equal to 40%; then the amount of Incentive Award earned would be equal to:

Financial Performance Component:

1. Combined Semi-Annual Award	= 60% x [(10% x $40,000 x 80%) + (10% x $40,000 x 100%)]
= 60% x [$3,200 + $4,000] = 60% x $7,200 = $4,320

2. Annual Award = (60% x 10% x $80,000 x 100%) - $4,320 = $4,800 - $4,320 = $480

Total Financial Performance Component Incentive Award = $4,320 + $480 = $4,800

Individual Performance Component: 10% x $80,000 x 110% x 40% = $3,520

Total Incentive award = $4,320 + $480 + $3,520 = $8,320

4.7 Multiple Financial Performance Goals: In cases where multiple financial performance measures are used with respect to one Financial Performance Goal, such financial performance measures will be calculated separately and the assigned weighting with respect to each financial performance measure shall be used to determine a single Financial Performance Goal achievement percentage.

4.8 Minimum Performance Standard: Participants whose personal performance is rated as “Substantially Below Expectations” as part of the Company’s Annual Performance Management Review process shall not be eligible to receive an award under this Plan, including any incentive resulting from the achievement of Financial Performance Goals and/or Individual Performance Goals.

SECTION 5 – PAYMENT OF INCENTIVE AWARDS

5.1 Form and Timing of Payment: Payment of Incentive Awards shall be made in cash, subject to applicable payroll tax and benefit plan withholdings, after the end of the Plan Year following the final determination of the fiscal year’s financial results, but in any event, such payment shall be made during the calendar year following the end of the Plan Year.

5.2 Performance-Based Compensation Exemption from Code Section 162(m): With respect to Incentive Awards payable to Section 16 Officers, the Individual Award and the Incentive Awards with respect to Semi-Annual Financial Performance Goals are intended to meet the performance-based exception under Code Section 162(m). Before any such Incentive Award is paid to a Section 16 Officer, the Committee shall certify in writing that the related Semi-Annual Financial Performance Goals or Individual Performance Goals, as applicable, have been satisfied.

5.3 Code Section 409A: The Plan is intended to satisfy the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, so that any payments to individuals provided pursuant to this Plan will not be subject to additional tax and interest under Code Section 409A.

SECTION 6 – TERMINATION OF EMPLOYMENT

6.1 Termination of Employment Due to Voluntary Resignation: In the event a Participant’s employment is terminated due to voluntary resignation, as determined by the Vice President, Human Resources, prior to the payment of his or her Incentive Award, the Incentive Award shall not be earned and the Participant shall not be entitled to payment.

6.2 Termination of Employment for Cause: In the event a Participant’s employment is terminated for Cause prior to payment of his or her Incentive Award, the Incentive Award shall not be earned and the Participant shall not be entitled to payment.

6.3 Termination of Employment Due to Retirement: In the case of retirement (as determined by the Vice President, Human Resources) prior to the payment of any Incentive Award intended to meet the performance-based exemption under Code Section 162(m), the Incentive Award shall not be earned by or paid to the Section 16 Officer Participant. In the case of retirement (as determined by the Vice President, Human Resources) prior to the payment of any Incentive Award that is not intended to meet the performance-based exemption under Code Section 162(m), the Incentive Award shall be considered earned, calculated on a prorated basis, and paid at the same time as other Participants.

6.4 Termination of Employment Due to Death or Disability: In the event a Participant’s employment is terminated by reason of death or disability during the Plan Year prior to payment of his or her Incentive Award, the Incentive Award shall be considered earned, calculated on a prorated basis, and paid at the same time as other Participants.

6.5 Termination of Employment for Reasons Other Than Voluntary Resignation, Cause, Death, Disability or Retirement: In the event a Section 16 Officer’s employment is terminated for reasons other than voluntary resignation, Cause, death, disability or retirement prior to payment of his or her Incentive Award not intended to meet the performance-based exemption from Code Section 162(m), a prorated Incentive Award shall be paid in accordance with any employment agreement with such Section 16 Officer, or if there is no agreement or if the agreement is silent on this issue, it may be paid in the sole discretion of the Committee. In the event any other Participant’s employment is terminated for reasons other than voluntary resignation, Cause, death, disability, or retirement prior to payment of his or her Incentive Award, a prorated Incentive Award may be paid in the sole discretion of the Vice President, Human Resources. Any payment made under this Section 6.5 shall be conditioned upon the Participant’s execution of an agreement acceptable to the Company that (i) waives any rights the Participant may otherwise have against the Company, and (ii) releases the Company from actions, suits, claims, proceedings, and demands related to Participant’s employment and/or termination of employment. Further, any payment made under this Section 6.5 will be made at the time described in Section 5.1.

SECTION 7 – RIGHTS OF PARTICIPANTS

Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate or change a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Nothing herein contained shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors of the Company to change the duties or the character of employment of any Associate or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved by the Company.

SECTION 8 – ADMINISTRATION

8.1 Administration: This Plan shall be administered by the Vice President, Human Resources in accordance with the provisions contained herein; subject to the direction and approval of the Committee with respect to matters relating to any Section 16 Officers of the Company.

8.2 Questions of Construction and Interpretation: The determination of the Vice President, Human Resources or the Committee in construing or interpreting this Plan or making any decision with respect to the Plan shall be final, binding, and conclusive upon all persons including the Participants and their heirs, successors and assigns. The Vice President, Human Resources’ interpretative responsibility shall include any and all definitions in the Plan other than the definition of “Cause” set forth in Section 2.1(e)(i) (which shall be interpreted pursuant to the terms of the employment agreements referenced therein). This Plan is established pursuant to the 2006 Zebra Technologies Corporation Incentive Compensation Plan and the provisions hereof are in all respects governed by the 2006 Zebra Technologies Corporation Incentive Compensation Plan and subject to all of the terms and provisions thereof. In the event of any inconsistency between this Plan and the 2006 Zebra Technologies Corporation Incentive Compensation Plan, the terms of the 2006 Zebra Technologies Corporation Incentive Compensation Plan shall govern.

8.3 Conflicts: To the extent that a Participant and the Company have entered into a written employment agreement that contains provisions that conflict with the provisions of this Plan, the provisions contained in the employment agreement shall control.

8.4 Amendments: The Company, in its absolute discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination, may without the consent of the Participant (or the Participant’s beneficiary in the case of death) reduce after the end of the Plan Year the right of a Participant (or the Participant’s beneficiary, as the case may be) to a payment or distribution in accordance with the provisions contained in this Plan.

8.5 Governing Law: This Plan shall be construed in accordance with, and governed by, the laws of the State of Illinois without giving effect to conflicts of laws principles.

8.6 Committee Authority: Notwithstanding anything herein to the contrary, any and all determinations or actions to be taken with respect to the Plan that relate to a Section 16 Officer of the Company shall be determined or taken by the Committee.

Exhibit A

I.	Semi-Annual Financial Performance Goals for the First Semi-Annual Financial Performance Period

Company and SPG

The Semi-Annual Financial Performance Goals for the first Semi-Annual Financial Performance Period related to the Company or to SPG shall be the Board-approved budgeted level of Company Income from Operations or SPG Income from Operations, respectively, each as defined in this Exhibit A and as approved by the Committee. For purposes of this Exhibit A, “Board” shall mean the Board of Directors of Zebra Technologies Corporation.

ESG

The Semi-Annual Financial Performance Goals for the first Semi-Annual Financial Performance Period related to ESG shall be the Board-approved budgeted levels of Revenue, Adjusted EBITDA and Total Bookings, as each is defined in this Exhibit A and as approved by the Committee. Including for purposes of Section 4.7, Revenue shall be given a 25% weighting, Adjusted EBITDA a 50% weighting and Total Bookings a 25% weighting, of such Semi-Annual Financial Performance Goal.

II.	Semi-Annual Financial Performance Goals for the Second Semi-Annual Financial Performance Period, and Annual Financial Performance Goal related to the Company

The Semi-Annual Financial Performance Goals for the Company and its business units for the second Semi-Annual Financial Performance Period (i) shall be determined during the first forty-five (45) days of the second Semi-Annual Financial Performance Period, and (ii) shall be communicated to Participants promptly after being determined.

SPG

The Semi-Annual Financial Performance Goal for the second Semi-Annual Financial Performance Period related to SPG shall be the Company’s forecasted level of SPG Income from Operations, as approved by the Committee.

ESG

The Semi-Annual Financial Performance Goals for the second Semi-Annual Financial Performance Period related to ESG shall be the Company’s forecasted levels of Revenue, Adjusted EBITDA and Total Bookings, as approved by the Committee. Including for purposes of Section 4.7, Revenue shall be given a 25% weighting, Adjusted EBITDA a 50% weighting and Total Bookings a 25% weighting, of such Semi-Annual Financial Performance Goal.

Company

Notwithstanding anything to the contrary in Section 4.2(a), the Semi-Annual Financial Performance Goals for the second Semi-Annual Financial Performance Period related to the Company shall be the Company’s forecasted levels of Corporate Expense and Unit Income from Operations, as approved by the Committee. Such Semi-Annual Financial Performance Goals related to the Company shall be the Semi-Annual Financial Performance Goals for the second Semi-Annual Financial Performance Period for each participant whose Semi-Annual Financial Performance Goal for the first Semi-Annual Financial Performance Period was Company Income from Operations. Including for purposes of Section 4.7, Corporate Expense shall be given a 15% weighting and Unit Income from Operations an 85% weighting, of such Semi-Annual Financial Performance Goal.

Revised Annual Financial Goal based on Company Income from Operations

Notwithstanding anything to the contrary in Section 2.1(a), the Annual Financial Performance Goal for each participant whose Semi-Annual Financial Performance Goal for the first Semi-Annual Financial Performance Period was Company Income from Operations shall equal the sum of (i) the amount of Company Income from Operations for the first Semi-Annual Financial Performance Period at which the Performance Payout Percentage is one hundred percent (100%) for the first Semi-Annual Financial Performance Period, plus (ii) the amount of Corporate Expense for the second Semi-Annual Financial Performance Period at which the Performance Payout Percentage is thirty-three percent (33%) for the second Semi-Annual Financial Performance Period, plus (iii) the amount of Unit Income from Operations for the second Semi-Annual Financial Performance Period at which the Performance Payout Percentage is thirty-three percent (33%) for the second Semi-Annual Financial Performance Period. For purposes of measuring the achievement of such Annual Financial Performance Goal, the actual Company Income from Operations (i.e., income from operations, of the Company, on a consolidated basis) for the Annual Performance Period shall be compared against such Annual Financial Performance Goal.

III.	Definitions

Performance Measure	Definition

Company Income from Operations	Income from operations of the Company (on a consolidated basis) for the applicable period, adjusted to remove non-recurring charges and for acquisitions, as applicable.[1]

Corporate Expense	Company Income from Operations for the applicable period, excluding Unit Income from Operations for the applicable period.

SPG Income from Operations	Income from operations of SPG for the applicable period, adjusted to remove non-recurring charges and for acquisitions, as applicable.[1]

Unit Income from Operations	The sum of SPG Income from Operations for the applicable period plus ESG Income from Operations for the applicable period. [1]

Revenue	ESG revenue for the applicable period as defined by Generally Accepted Accounting Principles (GAAP).

Adjusted EBITDA	Adjusted EBITDA = ESG Income from Operations + ESG Amortization + ESG Depreciation + ESG Equity Awards Expense (each for the applicable period)

Total Bookings	Total ESG bookings during the applicable period after any allocations for GAAP Vendor Specific Objective Evidence calculations.

[1]	ESG Income from Operations means income from operations of ESG for the applicable period, adjusted to remove non-recurring charges and for acquisitions, as applicable.

Non-recurring charges specifically include such expense items as (i) One-time charges, non-operating charges or expenses incurred that are not under the control of operations management, as ratified by the Compensation Committee; (ii) restructuring expenses; (iii) exit expenses; (iv) integration expenses; (v) Board of Directors Project Activities (e.g.: CEO search, director searches); or (vi) gains or losses on the sale of assets; (vii) acquired in-process technology or; (viii) impairment charges. The above list is NOT exhaustive and is meant to represent EXAMPLES of the kind of expenses typically EXCLUDED from the calculations of Income from Operations. The Committee shall make all determinations regarding the exclusion of specific items from the performance measure for a Semi-Annual Financial Performance Period.

Acquisitions: generally, for the first quarter beginning at least six months after an acquisition closes, the financial targets will be adjusted to incorporate the acquired company’s budget or financial plan. The reported financial performance will also be adjusted to include the acquired company’s actual performance the first quarter beginning at least six months after an acquisition closes.

Legend:

SPG = The Specialty Printer Group business unit of Zebra Technologies Corporation.

ESG = The Zebra Enterprise Solutions Group business unit (formerly known as the Enterprise Solutions Group business unit) of Zebra Technologies Corporation.

IV.	Performance Payout Percentages for Financial Performance Goals for the First Semi-Annual Financial Performance Period

The Performance Payout Percentages that will be awarded for achievement of Financial Performance Goals for the first Semi-Annual Financial Performance Period at the indicated levels are set forth below. The Performance Payout Percentages for such Financial Performance Goals shall be based upon actual performance levels achieved against the Financial Performance Goals for the first Semi-Annual Financial Performance Period and shall be determined in accordance with the table below. Performance between any of the stated achievement levels shall be interpolated on a straight line basis between such stated performance levels.

Percent of Performance Goal Achievement	Performance Payout Percentage
75.0%	0%
80.0%	20%
85.0%	40%
90.0%	60%
95.0%	80%
100.0%	100%

V.	Performance Payout Percentages for Financial Performance Goals for the Second Semi-Annual Financial Performance Period

The Performance Payout Percentages that will be awarded for achievement of Financial Performance Goals for the second Semi-Annual Financial Performance Period at the indicated levels are set forth below. The Performance Payout Percentages for such Financial Performance Goals shall be based upon actual performance levels achieved against the Financial Performance Goals for the second Semi-Annual Financial Performance Period and shall be determined in accordance with the tables below. Performance between any of the stated achievement levels shall be interpolated on a straight line basis between such stated performance levels.

Company Goal (Corporate Expense)

Percent of Performance Goal Achievement	Performance Payout Percentage
91%	0%
92%	4%
93%	8%
94%	12%
95%	16%
96%	20%
97%	24%
98%	28%
99%	32%
100%	33%
103%	36%
105%	40%
108%	44%
110%	48%
113%	52%
115%	56%
118%	60%
120%	64%
123%	68%
125%	72%
128%	76%
130%	80%
133%	84%
135%	88%
138%	92%
141%	96%
143%	100%

Company Goal (Unit Income from Operations)

Percent of Performance Goal Achievement	Performance Payout Percentage
87%	0%
89%	4%
90%	8%
92%	12%
93%	16%
94%	20%
96%	24%
97%	28%
99%	32%
100%	33%
103%	36%
106%	40%
109%	44%
113%	48%
116%	52%
119%	56%
122%	60%
125%	64%
128%	68%
131%	72%
134%	76%
138%	80%
141%	84%
144%	88%
147%	92%
150%	96%
153%	100%

SPG Goal (SPG Income from Operations)

Percent of Performance Goal Achievement	Performance Payout Percentage
<91%	0%
91%	4%
92%	8%
93%	12%
94%	16%
95%	20%
97%	24%
98%	28%
99%	32%
100%	33%
103%	36%
105%	40%
108%	44%
110%	48%
113%	52%
115%	56%
118%	60%
120%	64%
123%	68%
125%	72%
128%	76%
130%	80%
133%	84%
135%	88%
138%	92%
141%	96%
143%	100%

ESG Goal (Revenue, EBITDA and Total Bookings)

Percent of Performance Goal Achievement	Performance Payout Percentage
<75.0%	0%
75.0%	4%
80.0%	10%
85.0%	16%
90.0%	22%
95.0%	28%
100.0%	33%
105.0%	41%
110.0%	49%
115.0%	56%
120.0%	64%
125.0%	68%
130.0%	76%
135.0%	85%
140.0%	93%
144.1%	100%

VI.	Performance Payout Percentages for Financial Performance Goals for the Annual Performance Period

The Performance Payout Percentages that will be awarded for achievement of Financial Performance Goals for the Annual Performance Period at the indicated levels are set forth below. The Performance Payout Percentages for such Financial Performance Goals shall be based upon actual performance levels achieved against the Financial Performance Goals for the Annual Performance Period and shall be determined in accordance with the table below. Performance between any of the stated achievement levels shall be interpolated on a straight line basis between such stated performance levels.

Percent of Performance Goal Achievement	Performance Payout Percentage
<100.0%	0%
100.0%	100%
105.0%	125%
110.0%	150%
115.0%	175%
120.0%	200%